SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 9, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.             Entry Into A Material Definitive Agreement

At the Annual Meeting of Stockholders held on May 9, 2006 (the “Annual Meeting”), the stockholders of deCODE genetics, Inc. (“deCODE”) approved the deCODE genetics, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), pursuant to which non-employee directors, employees and consultants are eligible to receive stock options, restricted stock and stock appreciation rights (including stock appreciation rights granted in tandem with stock options).

Subject to the provisions of the 2006 Plan relating to adjustments upon changes in deCODE’s common stock, the stock that may be issued pursuant to awards under the 2006 will not exceed 4,000,000 shares of deCODE common stock. If any outstanding award, for any reason, expires, terminates, or is forfeited, the shares of common stock allocable to such expiration, termination, or forfeiture will revert to and again be made available for issuance under the 2006 Plan.

The Administrator of the 2006 Plan will be deCODE’s Board of Directors, or a committee to which the Board of Directors delegates the administration of the 2006 Plan. Each option granted under the 2006 Plan will be in such form and will contain such terms and conditions as the Administrator deems appropriate, provided, however, that the exercise price of all stock options will not be less than 100% of the fair market value of deCODE’s common stock on the date of grant, and no stock option may be exercisable after the expiration of ten years from the date it is granted. Restricted stock may be awarded for no payment by the recipient, or for such payment, including payment below the fair market value of the restricted stock, as the Administrator may determine. Shares of restricted stock may, but need not be, subject to vesting in accordance with a schedule to be determined by the Administrator. Stock appreciation rights (SARs) will be subject to such terms and conditions as may be determined by the Administrator and specified in the award agreement issued to the recipient; provided, however, that the reference value of a SAR may not be less than the fair market value of deCODE’s common stock on the date of grant.

Subject to approval of deCODE’s stockholders where required, the Board of Directors may at any time terminate, amend, modify, or suspend the 2006 Plan. No termination, amendment, modification, or suspension of the 2006 Plan will affect any outstanding award granted under the 2006 Plan without the consent of the recipient.

Reference is made to the proxy statement for the Annual Meeting for a more complete description of the 2006 Plan. The descriptions of the 2006 Plan contained herein and in the proxy statement are qualified in their entirety by the text of the 2006 Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

99.1       deCODE genetics, Inc. 2006 Equity Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated:  May 11, 2006